UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2022

Erasca, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40602	83-1217027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3115 Merryfield Row Suite 300
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 465-6511

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ERAS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 22, 2022, Erasca, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). As of the close of business on April 26, 2022, the record date for the Annual Meeting, there were 121,817,333 shares of common stock entitled to vote, of which there were 101,838,134 shares present at the Annual Meeting in person or by proxy. At the Annual Meeting, stockholders voted on two matters as described briefly below and in more detail in the Company’s definitive proxy statement dated April 28, 2022. The voting results were as follows:

Election of three Class I Directors for a term of three years expiring at the 2025 annual meeting of stockholders

Jonathan E. Lim, M.D.	For	86,532,009	Withheld	4,572,715
James A. Bristol, Ph.D.	For	86,385,880	Withheld	4,718,844
Valerie Harding-Start, Ph.D.	For	86,267,712	Withheld	4,837,012

There were 10,733,410 broker non-votes for this proposal.

The three nominees for Class I Director were elected.

Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022

For	101,796,049	Withheld	36,952	Against	5,133

There were 0 broker non-votes for this proposal.

The appointment of KPMG LLP was ratified..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Erasca, Inc.

Date:	June 24, 2022	By:	/s/ Ebun Garner
Ebun Garner, General Counsel